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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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NORTHERN STATES FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NORTHERN STATES FINANCIAL CORPORATION TO BE HELD ON May 22, 2008
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 22, 2008
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS & EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT
DIRECTOR COMPENSATION
DIRECTORS’ COMPENSATION FOR 2007
SUMMARY EXECUTIVE OFFICER COMPENSATION
Executive Officers’ Compensation
PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTING FIRM FEES
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
OTHER BUSINESS
STOCKHOLDER COMMUNICATIONS

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
TO BE HELD ON May 22, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Northern States Financial Corporation will be held on Thursday, May 22, 2008, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.

A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting on the following matters:

1.	The election of ten directors, each to serve a one year term;

2.	The ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2008; and

3.	Such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed April 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournments thereof.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors:

Helen Rumsa
Secretary

Waukegan, Illinois
April 17, 2008

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2008

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Northern States Financial Corporation, a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 22, 2008, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois. This proxy statement and the accompanying proxy card are being mailed to the stockholders on or about April 17, 2008.

Your proxy is being solicited by the Board of Directors of the Company. The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates in person, by telephone or by facsimile. The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company’s stock.

Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy card. Any proxy given by a stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote in person on each matter brought before the Annual Meeting. The shares represented by the enclosed proxy card will be voted as specified by the stockholder. If no choice is specified, the proxy will be voted FOR the election of each of the nominees as Directors and FOR the ratification of the appointment of the independent auditors. Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to proposal 2, shares represented by proxies which are marked “abstain” as to such matter will be counted as votes cast, which will have the same effect as a vote against such matter. Proxies relating to shares held in “street name” which are voted by brokers on one, but not both, matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast as to such matter not voted upon.

It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them FOR the election of each of the Director nominees named in this Proxy Statement. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which is not anticipated by the Board, the proxies will be voted for election of such substitute nominee or nominees as the Board of Directors may propose.

The 2007 Annual Report of the Company, including the audited consolidated financial statements, is being sent to stockholders concurrently with this proxy statement.

On April 7, 2008, the record date selected by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the Company had 4,128,105 shares of common stock, $0.40 par value per share, outstanding. For each matter to be voted upon at the Annual Meeting, each issued and outstanding share, as of the record date, is entitled to one vote.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS & EXECUTIVE OFFICERS

As of April 7, 2008, the Board of Directors of the Company’s consists of ten directors. The Directors of the Company also serve as Directors of the wholly owned subsidiary, NorStates Bank (the “Bank”). Directors of the Company are elected annually to serve a one-year term. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated all of the Company’s incumbent Directors for reelection. The following table sets forth certain information regarding each Director nominee. If elected, each Director will serve until the next annual meeting or until a successor is elected and qualified.

		Director	Principal Occupation and Positions Held
Name	Age(1)	Since	with the Company During the Past Five Years.

Fred Abdula	82	1984	Director, Chairman of the Board and Chief Executive Officer. Owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm.
Kenneth W. Balza	70	1988	Director. Retired President, Bank of Waukegan.
Theodore A. Bertrand	51	2005	Director. Independent Contractor for RE/Max Showcase, a realty firm.
Jack H. Blumberg	76	1991	Director. Owner and President of Jack H. Blumberg Management Co., a real estate and investment company.
Frank J. Furlan	78	1984	Director. Owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services.
Harry S. Gaples	72	1987	Director. President of Kleinschmidt Inc. Kleinschmidt provides car location message services to shippers and value added network services for business documents electronically exchanged.
James A. Hollensteiner	76	1991	Director. Retired Chairman of the Board and President, First Federal Bank, fsb.
Allan J. Jacobs	72	2005	Director. CPA of Counsel for Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm.
Raymond M. Mota	58	1996	Director. Owner and President of Mota Construction Co., Inc., a general building construction and contracting firm.
Helen Rumsa	83	1984	Director and Secretary. Secretary of Bertrand Bowling Lanes, Inc., a bowling establishment.

(1)	At December 31, 2007.

The Board of Directors has determined that all of the Directors, other than Mr. Abdula, are “independent” within the meaning of the rules of the NASDAQ Stock Market. The following table sets forth certain information regarding each Executive Officer of the Company with the exception of the Chief Executive Officer, Mr. Abdula, whose information appears above as a Director of the Company.

		Principal Positions Held by Executive Officer
Name	Age(1)	with the Company During the Past Five Years.

Thomas M. Nemeth	53	Vice President & Treasurer of the Company and Senior Vice President & Controller of the Bank. Employed by the Company and predecessor since 1979.
Kerry J. Biegay	59	Vice President of Company. Executive Vice President & Chief Operating Officer of the Bank since 2006. Prior to 2006, Executive Vice President of the Bank and head of operations. Employed by the Company and predecessor since 1973.
Shelly Christian	40	Executive Vice President & Chief Lending Officer of the Bank since 2005. Senior Vice President of the Bank from 2004 to 2005, as a loan officer. In 2003 and 2002, employed as a bank examiner with the Illinois Department of Financial and Professional Regulation. Employed by the Company since 2004.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for Director.

CORPORATE GOVERNANCE

BOARD MEETINGS

During 2007, the Company’s Board of Directors held 13 meetings and each incumbent Director attended 75% or more of the aggregate board and committee meetings of the Company on which he or she served.

BOARD COMMITTEES

Audit Committee.  The Company’s Audit Committee is comprised of the following directors: Mr. Jacobs (Chairman), Mr. Blumberg (Vice Chairman), Mr. Gaples, Mr. Hollensteiner, and Ms. Rumsa. Mr. Jacobs and Mr. Hollensteiner were both designated by the Board as “audit committee financial experts” as defined in SEC rules. Mr. Jacobs was designated as an “audit committee financial expert” based on his knowledge of financial accounting and internal controls from his past experience as a Certified Public Accountant and as a former partner with an accounting firm, and Mr. Hollensteiner was so designated based on his experience serving as Chairman of the Board and President of the former financial institution, First Federal Bank, fsb.

The Audit Committee’s function is to oversee the work of the Company’s outsourced internal auditors and arrange for and oversee the annual consolidated audit of the Company and the Bank by its independent auditors. The Audit Committee is solely responsible for the selection of the independent auditors. Among other responsibilities, the Audit Committee also reviews the scope of the audit, the financial statements, the independent auditors’ management letter and management’s responses thereto and preapproves fees charged by the independent auditors for audits and special assignments. The Audit Committee met 11 times in 2007. This included several meetings with representatives of Plante & Moran, PLLC, the Company’s independent auditors for fiscal 2007. These meetings with the independent auditors, with and without management present, were held to discuss the results of the independent auditors’ examinations, observations concerning internal controls and the overall quality of the Company’s financial reporting function. Similar meetings were held with representatives of management. During 2007, the Audit Committee also met with the independent auditors, various representatives of the third-party firms that provided internal audit services to the Company, and with representatives of management to review the Company’s progress in meeting the various requirements of the Sarbanes-Oxley Act. Mr. Jacobs, as Audit Committee Chairman, also held and attended numerous meetings during the year relating to financial controls and Company compliance with the Sarbanes-Oxley Act. Each member of the Audit Committee is independent as defined in the NASDAQ listing standards and meets the SEC’s heightened independence requirements for audit committee members. A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2007 annual stockholders meeting.

Compensation and Employee Benefits Committee.  The Company’s Compensation and Employee Benefits Committee is comprised of the entire Board of Directors with the exception of Mr. Abdula. Mr. Furlan is Chairman of the committee. The committee met once in 2007. The principal function of the Compensation and Employee Benefits Committee is to annually review the compensation paid to employees of the Company and its subsidiaries, to establish guidelines for salary increases for such employees and to oversee and administer the profit sharing plans and welfare benefit plans. All members of the Compensation and Employee Benefits Committee are independent in accordance with NASDAQ Stock Market rules. The Compensation and Employee Benefits Committee does not have a charter.

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee is comprised of Mr. Blumberg (Chairman), Mr. Furlan, Mr. Jacobs, and Ms. Rumsa. The Committee met one time in 2007. In February 2008, the Committee met to recommend the slate of Directors standing for election at the 2008 Annual Stockholders Meeting.

The principal functions of the Nominating and Corporate Governance Committee are to select persons to be nominated by the Board of Directors and to consider corporate governance principles and make recommendations to the Board of Directors of corporate governance policies and guidelines. All members of the Nominating and Corporate Governance Committee are independent directors in accordance with NASDAQ listing standards. A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2007 Annual Stockholders Meeting.

Director Nomination Process.  The Nominating and Corporate Governance Committee is responsible for recommending a slate of nominees to the Board of Directors annually for approval. The process for identifying and evaluating nominees to the Board of Directors is initiated by considering the appropriate balance of experience, skills and characteristics appropriate for the Company’s Board of Directors given the current needs of the Company. In identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought, the Committee will consider input from members of the Board. The committee generally considers re-nomination of incumbent directors provided they continue to meet the qualification criteria determined appropriate by the committee.

Criteria for Board Nomination.  Nominees for Director are selected on the basis of their depth and breadth of experience, standing in the community, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties. The Committee believes qualified incumbent Directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgement gained through experience as a Director of the Company. The value of these benefits may outweigh other factors. The Company’s Nominating and Corporate Governance Committee also seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Recommendations.  The committee will use a similar process to evaluate candidates recommended by stockholders.

To recommend a prospective nominee for the committee’s consideration, stockholders must submit the candidate’s name and qualifications to the Chairman of the Nominating and Corporate Governance Committee. Submissions must include: (a) the proposed nominee’s name and qualifications (including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any)) and the reasons for such recommendation, (b) the name and the record address of the stockholder or stockholders proposing such nominee, (c) the number of shares of common stock of the Company which are beneficially owned by such stockholder or stockholders, and (d) a description of any financial or other relationship between the stockholder or stockholders and such nominee or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by December 18, 2008 will be considered for nomination at the 2009 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Directors and Executive Officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, NorStates Bank, and additional transactions may be expected to take place in the future between such persons and the Bank. All outstanding loans from the Bank to such persons and their associates were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Any future transactions, including loans, between the Company (including the Bank) and its officers, directors and affiliates will be approved by a majority of disinterested directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

At December 31, 2007, loans made by the Bank to Executive Officers and Directors of the Company and related parties totaled $1,280,000 or 1.74% of stockholders’ equity. Unused commitments to make loans to Executive Officers and Directors of the Company totaled $1,592,000 at December 31, 2007.

The Company made payments totaling $140,257 in 2007 to companies owned by certain Executive Officers or Directors of Company. Payments totaling $128,257 for maintenance and replacement of heating and air conditioning systems of properties owned by the Company were paid to Air Con Refrigeration and Heating, Inc. in 2007, a company owned by Mr. Abdula. Payments totaling $12,000 for review of site plans and proposed plat of subdivisions were paid in 2007 to Northern Illinois Survey Company, a company owned by Mr. Furlan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 7, 2008, by (i) each Director, (ii) each Executive Officer, and (iii) all Executive Officers and Directors as a group. Beneficial ownership means the sole or shared power to vote or dispose of such securities.

	Number of
Name of Director Nominee	Shares	Percent
or Executive Officer	Beneficially Owned	Ownership

Fred Abdula(1)	863,765	20.9%
Kenneth W. Balza	22,571	*
Theodore A. Bertrand	340,120	8.2%
Jack H. Blumberg	8,710	*
Frank J. Furlan	34,800	*
Harry S. Gaples	86,300	2.1%
James A. Hollensteiner	48,500	1.2%
Allan J. Jacobs	5,300	*
Raymond M. Mota(2)	20,175	*
Helen Rumsa	68,500	1.7%
Kerry J. Biegay	5,000	*
Shelly Christian	—	*
Thomas M. Nemeth	873	*

All Director nominees and Executive Officers Of the Company (13 persons)	1,504,614	36.4%

*	Less than 1%.

(1)	Includes 160,000 shares held by Mr. Abdula’s children over which Mr. Abdula has voting and dispositive power, 15,000 shares held in a trust for the benefit of Mr. Abdula’s sister, an aggregate of 2,400 shares held in various trusts for the benefit of Mr. Abdula’s children and 70 shares held by the Air Con Employees Pension Plan.

(2)	Includes 13,975 shares pledged pursuant to loan arrangements with the Bank.

To the Company’s knowledge, the following table lists persons who beneficially own 5% or more of the Company’s common stock as of April 7, 2008, other than Mr. Fred Abdula and Mr. Theodore A. Bertrand, whose beneficial ownership is set forth above.

	Amount of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	Ownership

Thomas Bertrand 17585 West Bridle Trail Rd. Gurnee, IL 60031	349,000	8.5%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Executive Officers and Directors, and persons who own more than 10% of the Company’s commons stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required by the SEC rules to furnish the Company with copies of such forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal year 2007, all Section 16(a) filing requirements were timely complied with as applicable to its Executive Officers and Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Employee Benefits Committee (the “Compensation Committee”) of the Board of Directors established the general compensation policies of the Company and establishes the compensation plans and specific compensation levels for Executive Officers including the Chief Executive Officer. The discussion below summarizes the key components of the Company’s Executive Officer compensation philosophy and programs and describes the basis on which 2007 compensation determinations were made by the Compensation Committee with respect to the Executive Officers of the Company.

The Compensation Committee is comprised of the entire Board of Directors with the exception of Mr. Abdula. The Chairman is Mr. Furlan, who is an independent director as defined by NASDAQ listing standards.

The objectives of the Compensation Committee are to enhance stockholder value, see that business objectives are aligned and to retain the necessary management to achieve these objectives. The Compensation Committee considers all elements of compensation when determining individual components of pay. The Compensation Committee relies in part on recommendations from the Chairman of the Board regarding compensation levels for the Company’s Executive Officers and officers of its subsidiary, NorStates Bank, excluding him.

Compensation Program Components.  The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. This entails an evaluation of both the total compensation levels and the individual components, as weighted relative to one another, of the compensation program for officers including base salary, incentive bonus, profit sharing contributions or payments, insurance benefits and other perquisites. In determining competitive levels, the Committee obtains and utilizes information such as compensation surveys and comparative analyses of compensation data in other proxy statements of peer companies, outside compensation consultants and other sources. The Company’s incentive plans are designed to link directly to financial performance measures; therefore, the actual value of an executive’s compensation package will vary based on the performance of the Company.

Following is a description of the elements of the Company’s executive compensation program and how each relates to the Company’s Executive Officers as to compensation objectives and policies:

Base Salary.  The Compensation Committee reviews each Executive Officer’s salary annually. In determining the appropriate executive salary level, the Committee considers the level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, return on equity, as well as pay practices of other peer banking companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

The Compensation Committee approves all salary changes for the Company’s Executive Officers, and bases salary changes on a combination of factors such as performance, salary level relative to the competitive market and the salary budget for the Company.

By design, the Company strives to pay its Executive Officers a salary that is in line with competitive market levels. In defining the competitive market, the Committee includes companies in the financial institutions industry with an average size and location comparable to the Company and uses compensation survey studies to assist it in making this determination.

The Executive Officers’ base salary for 2007, with the exception of the Chief Executive Officer, Mr. Abdula, was determined at the Compensation Committee held on December 9, 2006.

The base salary of the Chief Executive Officer, Mr. Abdula, was determined at the December 8, 2007 meeting of the Compensation Committee. Mr. Abdula became Chairman of the Board to the Bank’s predecessor, Bank of Waukegan, in 1982, and became Chairman of the Board of the resultant NorStates Bank, when the Bank of Waukegan and First State Bank of Round Lake merged on November 10, 2005. When the Company was formed in 1984 as the parent bank holding company of the Bank of Waukegan, Mr. Abdula became Chairman and Chief Executive Officer of the Company. His compensation package has been designed to encourage short and long-term Company performance in line with the interests of the stockholders.

Annually, the Compensation Committee receives an analysis on all aspects of the Chief Executive Officer’s remuneration and the relationship of the Chief Executive Officer’s compensation to comparative data. During its review, the Committee primarily considers the Company’s overall performance (i.e., earnings growth, return on average assets and total stockholder return), adherence to the Company’s strategic plan and the development of sound management practices. No specific weightings are assigned to these factors. Therefore, although there is necessarily some subjectivity in setting the Chief Executive Officer’s salary, major elements of the compensation package are directly tied to Company performance. Additionally, in its review of management performance and compensation, the Committee has also taken into account the Chief Executive Officer’s consistent commitment to the long-term success of the Company.

In accordance with the Compensation Committee’s established procedures and policies noted above, at its meeting on December 8, 2007, the Compensation Committee set the base salary for the Chief Executive Officer at $200,000 for 2007. This amount was paid in December 2007 in a lump sum as compared to $180,000 for 2006.

At the December 8, 2007 meeting of the Compensation Committee, the vacation benefits policy was amended to no longer accrue for vacation time in the current period for vacation actually taken the following period. Instead, vacation is expensed during the current period taken. Other than the Chief Executive Officer, this change caused a one-time payment of compensation to all applicable employees of the Company and its subsidiaries for vacation days earned during the current period. This one-time vacation compensation paid to the Company’s applicable Executive Officers appears in the “All Other Compensation” column of the “Executive Officers’ Compensation for 2007” table.

The base salaries of the Company’s Executive Officers including Mr. Abdula, is below the mid-point of the competitive market for 2007.

Bonus Incentives.  During 2007, the Compensation and Employee Benefits Committee recommended a discretionary bonus program to foster maximum performance.

For the Executive Officers, with the exception of the Chief Executive Officer, the Committee at their meeting on December 8, 2007, determined a discretionary bonus program for 2007 after reviewing 2007 performance to that date. Due to increased earnings per share, net interest margin and return on average assets and an improved efficiency ratio, the Board of Directors approved an annual bonus payment to the Executive Officers, other than the Chief Executive Officer.

Each year the Compensation Committee reviews the annual bonus for Mr. Abdula separately from the other Executive Officers. In rating the performance of and in determining the amount of annual bonus payment for Mr. Abdula, the Compensation Committee considers the overall effectiveness of Mr. Abdula in guiding the affairs of the Company as evaluated by corporate performance for the year and by progress toward long-range objectives and strategies.

The Compensation Committee at their meeting on December 8, 2007 reviewed corporate objectives, financial performance and return to stockholders to determine the Chief Executive Officer’s bonus for 2007. The Company’s financial performance for 2007, as measured by basic earnings per share, return on average assets and efficiency ratio, had improved from fiscal 2006. Despite the improved performance, the Chief Executive Officer recommended that no bonus be paid to him for 2007. The Compensation Committee, taking the Chief Executive Officer’s request into consideration, chose not to pay a bonus to the Chief Executive Officer in 2007.

At the December 8, 2007 Compensation Committee meeting, the Committee reviewed the corporate objectives, financial performance and return to stockholders to determine the discretionary bonus to be paid to the Executive Officers other than the Chief Executive Officer in 2007. Based on the improved financial performance of the Company for 2007 as compared with 2006, as measured by basic earnings per share, net interest margin, return on average assets and efficiency ratio, the Compensation Committee approved a performance bonus to the applicable Executive Officers. The amounts approved for bonus to each applicable Executive Officer is included in the “Bonus” column of the “Executive Officers’ Compensation for 2007” table.

Profit Sharing Incentives.  At its December 8, 2007 meeting, the Compensation Committee determined the amount of profit sharing to be distributed to its employees. The Company does not have a pension plan. In order to be competitive with other financial institutions in the area of employee benefits, the Committee looks at estimated profits for the year and determines, at its discretion, an amount to be contributed to each employee under the Company’s Qualified Defined Contribution Plan. An amount equal to approximately 3.1% of the employee’s 2007 W2 salary amount was determined to be the 2007 contribution to the plan for all employees covered under the plan. All Executive Officers received a contribution based on this percentage to their account within the Company’s Qualified Defined Contribution Plan. The amounts contributed to the Company’s Qualified Contribution Plan appear for each named Executive Officer in the “All Other Compensation” column of the “Executive Officers’ Compensation for 2007” table.

To meet the needs of its younger employees for compensation that is not deferred, the Compensation Committee, at its discretion and after reviewing estimated 2007 net income, in its discussion of profit sharing, determined an amount to be paid out to all employees as additional compensation. This amount is equal to approximately 3% of the employee’s 2007 total salary and is not a part of the Company’s Qualified Defined Contribution Plan. All Executive Officers received this percentage as additional compensation, with the exception of the Chief Executive Officer, Mr. Abdula. Mr. Abdula continued, as in past years, to choose not to receive this additional compensation. The amounts paid as additional compensation to each Executive Officer is included in the “Bonus” column of the “Executive Officers’ Compensation for 2007” table.

Directors Fees & Payments.  At the December 9, 2006 meeting of the Compensation Committee, director fees were reviewed and compared to fees paid to directors at other peer financial institutions. All Directors serve on the Board of Directors of both the Company and the Bank. Directors receive no separate compensation for serving on the Board of Directors of the Company or for any committee meetings, but receive compensation for each Board of Directors meeting of the Bank. It was determined that the director fees for 2007 should remain the same as in 2006, with Directors receiving $800 per meeting, with the exceptions of Mr. Furlan and Mr. Blumberg receiving $1,100 per meeting as compensation for being members of the Bank’s Executive Loan Committee, Ms. Rumsa receiving $1,200 for each such meeting as compensation for responsibilities for recording the minutes of each Board and committee meeting, and Mr. Jacobs, who received $1,700 for each such meeting as compensation for being a member of the Bank’s Executive Loan Committee and being the Chairman of the Company’s Audit Committee.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT

The Compensation and Employee Benefits Committee of the Board of Directors of the Company (the “Compensation Committee”) oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s proxy statement in connection with the Company’s 2008 Annual Meeting of Stockholders, to be filed with the SEC.

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, 12 amended or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report is submitted by the Compensation and Employee Benefits Committee.

Kenneth W. Balza	Theodore A. Bertrand	Jack H. Blumberg	Frank J. Furlan (Chair)
Harry S. Gaples	James A. Hollensteiner	Allan J. Jacobs	Raymond M. Mota
Helen Rumsa

DIRECTOR COMPENSATION

All Directors serve on the Board of Directors of both the Company and the Bank. Directors receive no separate compensation for serving on the Board of Directors of the Company or for any Company Board or committee meetings attended. During 2007, Directors received $800 for each Bank Board of Directors meeting, with the exception of Mr. Blumberg and Mr. Furlan, who each received $1,100 per meeting as members of the Bank’s Executive Loan Committee. Ms. Rumsa received $1,200 for each Bank Board of Directors meeting as compensation for responsibilities for recording the minutes of each Board and committee meeting. Mr. Jacobs received $1,700 per meeting as Chairman of the Company’s Audit Committee and as a member of the Bank’s Executive Loan Committee.

The following table sets forth the compensation paid by the Company and its subsidiaries to each of the Directors in 2007, with the exception of Company’s Chief Executive Officer, Mr. Abdula, whose fees are included in the Executive Officers’ Compensation for 2007 table below.

DIRECTORS’ COMPENSATION FOR 2007

Annual
Compensation_

Kenneth W. Balza	$9,600
Theodore A. Bertrand	9,600
Jack H. Blumberg(1)	13,200
Frank J. Furlan(1)	13,200
Harry S. Gaples	9,600
James A. Hollensteiner	9,600
Allan J. Jacobs(1)(2)	20,400
Raymond M. Mota	9,600
Helen Rumsa(3)	14,400

(1)	Member of the Bank’s Executive Loan Committee

(2)	Chairman of the Audit Committee of the Board of Directors

(3)	Secretary to the Board of Directors

SUMMARY EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities, including amounts paid for service as a Director if applicable, for the year ended December 31, 2007 and 2006 for persons serving as the Company’s “Principal Executive Officer” and “Principal Financial Officer” during 2007 and for the next two most highly-compensated Executive Officers serving at December 31, 2007. No other Executive Officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in 2007.

Executive Officers’ Compensation

	2007 Annual Compensation_
					All Other		Total
Name and Principal Position	Year	Salary	Bonus		Compensation		Compensation

Fred Abdula,	2007	$200,000	$—		$15,800	(1)	$215,800
Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer)
Thomas M. Nemeth,	2007	125,033	13,256	(2)	13,888	(3)	152,177
Vice President & Treasurer,
NorStates Bank — Senior
Vice President & Controller
(Principal Financial Officer)
Kerry J. Biegay,	2007	156,975	17,557	(4)	23,666	(5)	198,198
Vice President,
NorStates Bank — Executive
Vice President & Chief
Operating Officer
Shelly Christian,	2007	150,938	17,311	(6)	16,771	(7)	185,020
NorStates Bank — Executive
Vice President & Chief
Lending Officer

(1)	Consists of a $6,200 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,600 of director fees.

(2)	Consists of a $9,103 performance bonus and a $4,153 profit sharing bonus.

(3)	Consists of a $4,270 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,618 in payment of accrued vacation days due to policy change.

(4)	Consists of a $12,156 performance bonus and a $5,401 profit sharing bonus.

(5)	Consists of a $5,553 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $18,113 in payment of accrued vacation days due to policy change.

(6)	Consists of a $12,293 performance bonus and a $5,018 profit sharing bonus.

(7)	Consists of a $5,160 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and a $11,611 in payment of accrued vacation days due to policy change.

	2006 Annual Compensation_
						All Other		Total
Name and Principal Position	Year	Salary		Bonus		Compensation		Compensation

Fred Abdula,
Chairman of the Board,	2006	$180,000		$—		$15,070	(1)	$195,070
President and Chief Executive Officer
(Principal Executive Officer)
Thomas M. Nemeth,	2006	103,547		19,318	(2)	3,835	(3)	126,700
Vice President & Treasurer,
NorStates Bank — Senior
Vice President & Controller
(Principal Financial Officer)
Kerry J. Biegay,	2006	135,000	(4)	24,416	(5)	4,980	(6)	164,396
Vice President,
NorStates Bank — Executive
Vice President & Chief Operating Officer
Shelly Christian,	2006	125,000		23,457	(7)	4,625	(8)	153,082
NorStates Bank — Executive
Vice President & Chief Lending Officer

(1)	Consists of a $5,470 profit sharing contribution in the Company’s Qualified Defined Contribution Plan and $9,600 of director fees.

(2)	Consists of a $15,532 performance bonus and a $3,786 profit sharing bonus.

(3)	Consists of a $3,835 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.

(4)	Includes $5,000 for vacation days not taken.

(5)	Consists of a $19,500 performance bonus and a $4,916 profit sharing bonus.

(6)	Consists of a $4,980 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.

(7)	Consists of a $18,892 performance bonus of a $4,565 profit sharing bonus.

(8)	Consists of a $4,625 profit sharing contribution in the Company’s Qualified Defined Contribution Plan.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants, and selecting the independent public accountants for the current fiscal year. However, at the Annual Meeting, stockholders will be asked to vote on the ratification of the appointment of Plante & Moran, PLLC (“Plante Moran”) for fiscal 2008. The Company’s independent public accountants for the fiscal year ended December 31, 2007 were Plante Moran. The Company’s Audit Committee has selected Plante Moran as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

Stockholder ratification of the selection of Plante Moran as the Company’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of Plante Moran as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify Plante Moran as the Company’s independent registered public accounting firm. The Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Management has invited representatives of Plante Moran to be present at the Annual Meeting and expects that they will attend. If present, these representatives will have the opportunity to respond to appropriate questions from stockholders.

The Board of Directors recommends stockholders vote “FOR” ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for 2008.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees.  The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2007, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $301,920.

The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements and the audit of management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2006, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $281,920.

Audit-Related Fees.  In 2007, services were provided by Plante Moran for preparation of Form 5500 and attachments for the Northern States Financial Corporation Employees Group Benefits Plan, and consultation fees for other employee benefits plan issues and on financial matters and reporting standards such as the potential early adoption of FAS 159. The total amount of fees billed by Plante Moran for 2007 for these services was $9,050.

In 2006, services were provided by Plante Moran for preparation of Form 5500 and attachments for the Northern States Financial Corporation Employees Group Benefits Plan, agreed upon procedures related to the Bank’s collateral pledged for FHLB advances, and consultation fees on financial matters and reporting standards such as goodwill and the Company’s investment in a low income housing limited partnership. The total amount of fees billed by Plante & Moran, PLLC for 2006 for these services was $30,925.

Tax Fees.  The aggregate fees billed by Plante Moran for professional services rendered for tax compliance, tax advice, tax planning and the preparation of Federal and state income tax filings for the fiscal year ended December 31, 2007 were $24,495.

The aggregate fees billed by Plante Moran for professional services rendered for tax compliance, tax advice, tax planning and the preparation of Federal and state income tax filings for the fiscal year ended December 31, 2006 were $17,250.

All Other Fees.  There were no other fees incurred or paid to Plante Moran during 2007 and 2006.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the independent auditors must provide detailed back-up documentation at the time of approval. All of the services provided by the independent auditors in 2007 and 2006 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities of the Company’s financial reporting process, audit process and internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and the independent auditors, Plante Moran. The committee also reviewed and discussed with Plante Moran the matters required to be discussed by SAS 61 (Communication with Audit Committees), as currently in effect, and received and discussed the written disclosures and the letter from Plante Moran required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees). The Audit Committtee has reviewed the relationship of the Company’s independent auditor with the Company, including audit fees and fees for other services rendered. The Audit Committee does not believe that the rendering of these services by Plante Moran is incompatible with maintaining Plante Moran’s independence. Based on this review and discussions with management and Plante Moran, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

The foregoing report is submitted by the Audit Committee.

Jack H. Blumberg	Harry S. Gaples	James A. Hollensteiner
Allan J. Jacobs (Chair)	Helen Rumsa

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company’s 2009 Annual Meeting of Stockholders and desires that the proposal be included in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than December 18, 2008. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than March 3, 2009. Even if proper notice is received on or prior to March 3, 2009, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. Such proposals should be addressed to Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

OTHER BUSINESS

At this date, management knows of no other business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

STOCKHOLDER COMMUNICATIONS

Generally, stockholders who have questions or concerns regarding the Company should contact by mail Fred Abdula, Chairman of the Board, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 238. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Helen Rumsa, Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

Any employee, officer, stockholder or other interested party that has an interest in communicating with the Board of Directors regarding financial matters, may do so by directing communication to the Chairman of the Audit Committee.

We have a policy of encouraging Director attendance at the annual stockholders’ meeting. All of our Directors attended our 2007 annual stockholders’ meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THOMAS M. NEMETH, VICE PRESIDENT & TREASURER, NORTHERN STATES FINANCIAL CORPORATION, 1601 N. LEWIS AVENUE, WAUKEGAN, IL 60085.

By Order of the Board of Directors

Helen Rumsa
Secretary

Waukegan, Illinois
April 17, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY EITHER IN WRITING OR IN PERSON AT THE ANNUAL MEETING PRIOR TO IT BEING VOTED.

ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
May 22, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 21030000000000000000 0	052208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Fred Abdula Kenneth W. Balza
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Theodore A. Bertrand Jack H. Blumberg
		¡	Frank J. Furlan
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Harry S. Gaples James A. Hollensteiner
		¡ ¡ ¡	Allan J. Jacobs Raymond M. Mota Helen Rumsa

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Plante & Moran, PLLC as independent auditors for the Company for the year ending December 31, 2008.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■
NORTHERN STATES FINANCIAL CORPORATION
Annual Meeting of Stockholders May 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder of Northern States Financial Corporation hereby appoints Fred Abdula and Frank Furlan as proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Company and at all adjounments thereof, to be held at NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, May 22, 2008 at 4:30 P.M. in accordance with the following instructions.
          THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND FOR RATIFICATION OF PLANTE & MORAN, PLLC AS INDEPENDENT AUDITORS AND, WITH DISCRETIONARY AUTHORITY, AS TO ANY AND ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on the reverse side)

■	14475	■